                                                                    EXHIBIT 99.1


                                                Hearing Date:  December 19, 2000
                                                       Time:  11:00 a.m.

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
-------------------------------------x
                                     :
In re                                              Chapter 11
                                     :
CONTIFINANCIAL CORPORATION, et al.,                Case No. 00 B 12184 (AJG)
                                     :
                           Debtors.
                                     :             (Jointly Administered)

-------------------------------------x

           ORDER CONFIRMING THIRD AMENDED JOINT PLAN OF REORGANIZATION
                        OF CONTIFINANCIAL CORPORATION AND
               AFFILIATES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                  The Third Amended Joint Plan of Reorganization of ContiFinancial Corporation and Affiliates under Chapter 11 of the Bankruptcy Code, dated December 18, 2000 (as may be amended, the "Plan"), a copy of which is annexed hereto as Exhibit "A", having been filed with this Court by ContiFinancial Corporation ("CFN"), ContiMortgage Corporation ("CMC"), ContiTrade Services LLC, ContiWest Corporation, ContiFinancial Services Corporation, Resource One Consumer Discount Company, Inc., Warminster National Abstract, Inc., Keystone Capital Group, Inc., Keystone Mortgage Investments, Inc., ZTS Corporation, Resource One Mortgage of Oxford Valley, Inc., Resource One Consumer Discount Co. of Minnesota, Inc., Resource One Mortgage of Delaware Valley, Inc., ResourceCorp Financial, Inc., ContiInsurance Agency, Inc., Crystal Mortgage Company, Inc., Lenders M.D., Inc., California Lending Group, Inc., ContiAsset Receivables Management L.L.C., Royal Mortgage Partners, L.P. and Fidelity Mortgage Decisions Corporation, debtors and debtors in possession herein

(collectively, the "Debtors"); and the Debtors' Disclosure Statement relating to the Plan, dated November 9, 2000 (the "Disclosure Statement"), having been approved by Order of this Court dated November 10, 2000 (the "Disclosure Statement Order") as containing "adequate information" as such term is defined under section 1125 of the Bankruptcy Code; and the Debtors having filed a Motion, dated December 8, 2000 (as may be supplemented or amended at or prior to the Confirmation Hearing, the "Plan Modifications Motion"), in connection with certain proposed modifications to the Plan (the "Initial Plan Modifications"); and upon the Debtors' memorandum of law, dated December 18, 2000, in support of confirmation of the Plan and which incorporated a motion for approval of additional plan modifications (together with the Initial Plan Modifications, and as may be supplemented, amended or withdrawn at or prior to the Confirmation Hearing, the "Plan Modifications"); and certificates of service and/or certifications of publication having been filed with the Court demonstrating compliance with the service and publication requirements of the Disclosure Statement Order; and acceptances and rejections of the Plan by those holders of Claims that voted thereon having been duly received and tabulated by the Debtors with the assistance of Donlin, Recano and Company, Inc. ("Donlin Recano"), the voting agent; and certifications by Donlin Recano of ballots accepting or rejecting the Plan having been filed with the Court; and the Court having considered all objections to confirmation of the Plan and the Plan Modifications; and all objections to the Plan and Plan Modifications having been voluntarily withdrawn, overruled or denied by the Court; and upon all of the evidence presented and the arguments of counsel made at the December 19, 2000 hearing to consider, inter alia, confirmation of the Plan, as modified by the Plan Modifications (the

"Confirmation Hearing"); and upon the entire record of these Chapter 11 Cases; and after due deliberation, and sufficient cause appearing therefor; and

                  IT HAVING BEEN FOUND AND DETERMINED by this Court that:

                  A. Capitalized terms not otherwise defined herein shall have the meanings given such terms in the Plan.

                  B. This Court has jurisdiction over these Chapter 11 Cases pursuant to 28 U.S.C. ss. 1334 and the "Standing Order of Referral of Cases to Bankruptcy Judges" for the Southern District of New York, dated July 10, 1984 (Ward, acting C.J.). Confirmation of the Plan is a "core proceeding" pursuant to 28 U.S.C. ss. 157(b)(2), and this Court has jurisdiction to enter a Final Order with respect thereto. Venue of these Chapter 11 Cases is proper in this District pursuant to 28 U.S.C. ss.ss. 1408 and 1409.

                  C. The form and manner of the notice of the Plan Modifications Motion is adequate, and no other or further notice of the Plan Modifications Motion is necessary or required. Accordingly, the Plan Modifications are hereby approved. The defined term "Plan" as used in this Confirmation Order shall mean the Plan as modified pursuant to the Plan Modifications and this Confirmation Order.

                  D. In accordance with Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, the Plan Modifications do not (i) materially or adversely change the treatment of any holder of a Claim or an Equity Interest who has not accepted in writing any such Plan Modifications, (ii) constitute material modifications to the Plan under Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, (iii) cause the Plan to fail to meet the requirements of Sections 1122 or 1123 of the Bankruptcy Code, (iv) require re-solicitation of acceptances or rejections from holder of a Claim entitled to vote on the Plan, or (v) require that any holder of a Claim be afforded an opportunity to change previously cast acceptances or rejections of the Plan. Because the Plan Modifications are non-material, no additional disclosure under
Section 1125 of the Bankruptcy Code is required with respect to the Plan Modifications. Accordingly, pursuant to Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all holders of Claims and Equity Interests who have previously accepted or are conclusively presumed to have accepted the Plan prior to the Plan Modifications are deemed to have accepted each of the Plan Modifications. Each of the Unofficial Committees have consented to each of the Plan Modifications.

                  E. This Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the Clerk of the Court and/or its duly appointed agent, including, without limitation, all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered or adduced at, the hearings held before the Court during the pendency of these Chapter 11 Cases.

                  F. The classification of Claims and Equity Interests in
Article III of the Plan is necessary and reasonable to implement the Plan, and satisfies the requirements of section 1122(a) of the Bankruptcy Code in that each Claim or Equity Interest in each particular Class is substantially similar to other Claims or Equity Interests in such Class.

                  G. Article III of the Plan adequately and properly identifies and classifies all Claims and Equity Interests, thereby satisfying the requirements of section 1123(a)(1) of the Bankruptcy Code.

                  H. Article V of the Plan identifies the Classes of Claims and Equity Interests which are not impaired and which are impaired. Therefore, the Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code.

                  I. Article V of the Plan specifies the treatment of each impaired Class of Claims and thereby satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code.

                  J. The Plan provides for the same treatment for each Claim or Equity Interest in a particular Class or sub-Class, as the case may be, and thereby satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code.

                  K. The Plan provides adequate means for its implementation, thereby satisfying Section 1123(a)(5) of the Bankruptcy Code, including, among other things: (a) the creation of a Liquidating Trust and the appointment of a Liquidating Trustee and Liquidating Trust Committee to, inter alia, liquidate the Trust Assets and perform such other duties as provided in the Liquidating Trust Agreement; (b) the transfer to the Liquidating Trust of all the Debtors' right, title and interest in all of the Trust Assets; (c) the creation of a Disputed Claims Reserve Trust and the appointment of a Plan Administrator and Plan Administration Committee to, inter alia, hold and administer the Disputed Claims Reserve Trust, wind up the remaining affairs and dissolve the Debtors and perform such other duties as provided in the Plan Administration Agreement; (d) the cancellation of the Old Common Stock of the Debtors; (e) the cancellation of Senior Notes and Instruments; (f) the procedures specified in the Plan under which Distributions will be made to holders of Claims; and (g) the incorporation of a Compromise and

Settlement relating to the substantive consolidation of the Debtors, the cancellation of Intercompany Claims and the Settlement Debtors Premium under the Plan.

                  L. The Debtors are liquidating and, therefore, section 1123(a)(6) of the Bankruptcy Code is inapplicable to the Debtors.

                  M. The provisions of the Plan regarding the selection of the Liquidating Trustee and Plan Administrator and any successor to such Liquidating Trustee and Plan Administrator, are consistent with the interests of Creditors and with public policy, and satisfy the requirements of section 1123(a)(7) of the Bankruptcy Code.

                  N. In accordance with Section 1123(b)(1) of the Bankruptcy Code, Article V of the Plan impairs and leaves unimpaired, as the case may be, each Class of Claims and Equity Interests under the Plan.

                  O. The Plan constitutes a motion by the Debtors to reject, as of the Effective Date, subject to Section 7.06 of the Plan, all executory contracts and unexpired leases between the Debtors and any other Person, except:
(a) any executory contract or unexpired lease that has been the subject of a motion to assume or assume and assign pursuant to Section 365 of the Bankruptcy Code by any of the Debtors Filed before the Effective Date; (b) any executory contract or unexpired lease listed in the "Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases" Filed by the Debtors as Exhibit E to the Plan; (c) any executory contract or unexpired lease assumed or assumed and assigned pursuant to the provisions of the Plan, including, without limitation, the agreements specified in paragraph 24 hereof; and (d) any agreement, obligation, security interest, transaction or similar undertaking that the relevant Debtor believes is not executory or is not a lease, and which is later determined by the Court to be an executory contract or unexpired lease that is subject to assumption or rejection under Section 365 of the Bankruptcy Code. Notwithstanding the preceding sentence, upon agreement of the Debtors, American General Finance, Inc. ("AGFI") and American General Finance Corporation ("AGFC"), the rejection of each of (i) the Loan Participation and Servicing Agreement among CFN, CMC and AGFC, dated as of September 26, 1996, (ii) the Mortgage Loan Purchase Agreement among CFN, CMC, AGFI, dated as of January 21, 1999, and (iii) the Commitment Agreement among CFN, CMC and AGFI, dated as of January 29, 1999, shall occur no earlier than 30 days from the date of the entry of the Confirmation Order, unless extended by Court Order provided, however, that the Debtors or the Liquidating Trustee, as the case may be, shall have the discretion to reject the Am Gen Agreements prior to the expiration of such 30 days upon written notification to Am Gen with rejection effective upon mailing of such notification.

                  P. The Debtors' decision regarding the assumption or rejection of executory contracts and unexpired leases, as authorized by Section 1123(b)(2) of the Bankruptcy Code and as provided for in Article VIII of the Plan, are reasonable exercises of sound business judgment and are in the best interests of the Debtors and their Estates.

                  Q. Pursuant to Section 1123(b)(3) of the Bankruptcy Code, the Plan provides that the Liquidating Trustee shall have possession and control of the Trust Assets, pursuant to the Liquidating Trust Agreement, retain and have the right to enforce any and all present or future rights, claims or Causes of Action, against any Person and with respect to any rights of the Debtors that arose before or after the Petition Date, including, but not limited to, rights, claims and Causes of Action, avoiding powers, suits and proceedings arising under chapter 5 of the Bankruptcy Code.

                  R. The Plan complies with all applicable provisions of the Bankruptcy Code, thereby satisfying the requirements of section 1129(a)(1) of the Bankruptcy Code and, as required by Bankruptcy Rule 3016(a), is dated and specifically identifies the Debtors as the proponents of the Plan.

                  S. The Plan is supported by each of the Unofficial Committees.

                  T. The Debtors, as proponents of the Plan, have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules and the Local Bankruptcy Rules and Orders of this Court with respect to the Plan. Good, sufficient and timely notice of the Confirmation Hearing has been given to holders of Claims and Equity Interests and to other parties-in-interest to whom notice is required to be given in accordance with the Disclosure Statement Order. The solicitation of votes was made in good faith and in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules and all other rules, laws and regulations. Ballots of holders of Claims entitled to vote on the Plan were properly solicited and tabulated in accordance with the Disclosure Statement Order. Holders of at least two-thirds in amount and one-half in number of the Claims actually voting in Class 5a and Class 5b have accepted the Plan, without including the votes of any insiders. Holders of Claims in Class 1a, Class 1b, Class 2a, Class 2b, Class 3, Class 4 and Class 6 were not impaired and were not entitled to vote to accept or reject the Plan. Holders of Claims in Class 7 and Class 8 were conclusively presumed to have rejected the Plan, and were not entitled to vote on the

Plan. Therefore, the Debtors have satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code.

                  U. The Debtors, as proponents of the Plan, have complied with the applicable provisions of the Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules and the Local Bankruptcy Rules and Orders of this Court with respect to the notice and disclosure of the Plan, and therefore, the notice and disclosure of the Plan is adequate and appropriate, and no further or other notice or disclosure is necessary or required.

                  V. The Plan, and the Compromise and Settlement embodied therein, has been proposed in good faith and not by any means forbidden by law, as evidenced by, among other things, the totality of the circumstances surrounding the formulation of the Plan, the record of the Chapter 11 Cases, and by the recoveries of holders of Claims thereunder. Therefore, the Plan satisfies the requirements of Section 1129(a)(3) of the Bankruptcy Code.

                  W. Any payment made or to be made under the Plan or by any person acquiring property under the Plan, for services or for costs and expenses in, or in connection with, these Chapter 11 Cases, or in connection with the Plan and incident to these Chapter 11 Cases, has been approved by, or will be subject to the approval of, the Court as reasonable, thereby satisfying the requirements of Section 1129(a)(4) of the Bankruptcy Code.

                  X. The Bank Group Committee and the Unofficial Noteholders' Committee have appointed Jeffrey H. Beck to serve as the Liquidating Trustee and Raymond Wechsler, Phillip Vincent and Gene Davis to serve upon the Liquidating

Trustee Committee. The Bank Group Committee and the Unofficial Noteholders' Committee have also appointed Jeffrey H. Beck to serve as the Plan Administrator and Raymond Wechsler, Phillip Vincent and Gene Davis to serve upon the Plan Administration Committee. Compensation of said individuals is set forth in the Liquidating Trust Agreement and the Plan Administration Agreement. Because the Debtors are liquidating, there will be no directors and officers who will serve after confirmation of the Plan. Therefore, the Debtors have satisfied the requirements of section 1129(a)(5) of the Bankruptcy Code.

                  Y. Section 1129(a)(6) of the Bankruptcy Code is inapplicable to these Chapter 11 Cases because the Plan does not contain rate changes for which a governmental regulatory commission has jurisdiction after confirmation.

                  Z. Section 1129(a)(7) of the Bankruptcy Code requires each holder of a Claim or Equity Interest in an impaired Class to accept the Plan, or receive or retain under the Plan property having a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would receive on account of such Claim or Equity Interest if the Debtor liquidated under Chapter 7 of the Bankruptcy Code. The following classes are impaired under the Plan: Class 5a, Class 5b, Class 7 and Class 8. Each holder of a Claim in such Classes has either accepted the Plan, or will receive or retain under the Plan property having a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would receive or retain if the Debtors liquidated under chapter 7 of the Bankruptcy Code on such date. The Plan, therefore, satisfies the requirements of Section 1129(a)(7) of the Bankruptcy Code.

                  AA. Section 1129(a)(8) of the Bankruptcy Code requires that for each Class of Claims or Equity Interests under the Plan, such Class has either accepted the Plan or is not impaired under the Plan. Impaired Class 5a and Class 5b each have accepted the Plan, and the unimpaired Classes -- Class 1a, Class 1b, Class 2a, Class 2b, Class 3, Class 4 and Class 6 -- are conclusively presumed to have accepted the Plan without the solicitation of acceptances or rejections pursuant to section 1126(f) of the Bankruptcy Code. Because the Impaired Classes 7 and 8 have not accepted the Plan, the requirements of section 1129(a)(8) have not been met, thus, requiring application of Section 1129(b) of the Bankruptcy Code. As is more fully set forth in paragraph GG of this Confirmation Order, the Plan satisfies Section 1129(b) of the Bankruptcy Code with respect to Classes 7 and 8.

                  BB. The Plan satisfies the requirements of Section 1129(a)(9) of the Bankruptcy Code since, except to the extent that the holder of a particular Claim has agreed to a different treatment of such Claim, the Plan provides that (i) the holder of each Allowed Administrative Claim shall be paid in full, in Cash, or, if such Administrative Claim represents obligations incurred in the ordinary course of the Debtors' business, then such Allowed Administrative Claims shall be paid by the Debtors or the Liquidating Trustee, as the case may be, in accordance with the terms and conditions of the particular agreements from which such Allowed Administrative Claims arise; (ii) the holder of an Allowed Priority Tax Claim shall receive deferred Cash payments over a period not exceeding six (6) years from the date of assessment of such tax; provided, however, that the Liquidating Trustee shall have the right to pay any Allowed Priority Tax Claim, or any remaining balance of such Claim, in full, at any time on or after the Effective Date, without premium or penalty; and (iii) the holder of each Allowed Priority Claims shall be paid in full in Cash.

                  CC. The provisions of Section 1129(a)(10) of the Bankruptcy Code are satisfied because at least one impaired Class of Claims has accepted the Plan, determined without inclusion of any acceptance of the Plan by any insider.

                  DD. The Plan provides for the liquidation of the Debtors. Therefore, the Plan satisfies Section 1129(a) (11) of the Bankruptcy Code.

                  EE. The Debtors have paid, or shall pay as provided by the Plan, all amounts then due under 28 U.S.C. ss. 1930, thereby satisfying the requirements of Section 1129(a)(12) of the Bankruptcy Code.

                  FF. There are no retiree benefits, as that term is defined in
Section 1114 of the Bankruptcy Code, to be continued by the Debtors as to any current or former employees. Thus, Section 1129(a)(13) of the Bankruptcy Code is inapplicable to these Chapter 11 Cases.

                  GG. Classes 7 and 8 are impaired and are deemed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code. These are the only Classes which have not accepted, or have been deemed to have rejected, the Plan. Pursuant to Section 1129(b) of the Bankruptcy Code, the Court finds that the Plan does not discriminate unfairly, and is fair and equitable, with respect to the treatment of Class 7 and Class 8. Specifically, with respect to Class 7, there is no holder of a Claim or Equity Interest junior to the Claims of Class 7 which is to receive or retain any property on account of such junior Claim or Equity Interest. Similarly, there is no holder of an Equity

Interest junior to Class 8 which is to receive or retain any property on account of such junior Equity Interest. Thus, the Plan satisfies Section 1129(b) of the Bankruptcy Code.

                  HH. The principal purpose of the Plan is not the avoidance of taxes or avoidance of the requirements of section 5 of the Securities Act of 1933. No governmental unit has requested that the Court deny confirmation on such basis. Therefore, the Plan satisfies the requirements of Section 1129(d) of the Bankruptcy Code.

                  II. The Plan constitutes and embodies a good faith Compromise and Settlement of certain disputes resolved pursuant to the Plan, which Compromise and Settlement is fair, equitable and within the lowest point in the range of reasonableness, and is in the best interests of the Debtors, their Estates and their creditors.

                  JJ. All conditions precedent to confirmation set forth in
Section 9.01 of the Plan have been satisfied, will be satisfied by entry of this Confirmation Order or duly waived.

                  Accordingly, it is hereby ORDERED, ADJUDGED AND DECREED that:

                  1. The Plan, including any Plan Modifications in their entirety, is confirmed as to each of the Debtors, having satisfied all of the requirements of chapter 11 of the Bankruptcy Code.

                  2. Each objection to the Plan and Plan Modifications and any response or request for continuance regarding confirmation of the Plan not resolved by the terms of this Confirmation Order, by a separate order entered contemporaneously herewith, or by a statement announced on the record of the Confirmation Hearing and not otherwise withdrawn, waived or settled, is overruled and denied.

                  3. The record of the Confirmation Hearing is closed.

                  4. The findings of fact and conclusions of law of the Court set forth herein and at the Confirmation Hearing shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, as made applicable herein by Bankruptcy Rule 9014, and the findings and conclusions of the Court at the Confirmation Hearing are incorporated herein by reference. To the extent any finding of fact shall be determined to be a conclusion of law, it shall be so deemed, and vice versa.

                  5. Except as otherwise provided in Section 1141(d) of the Bankruptcy Code, on and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or Equity Interest in, the Debtors, the Liquidating Trust, the Disputed Claims Reserve Trust or their respective Trust Assets or other property, whether or not the Claim or Equity Interest of such holder is impaired under this Plan and whether or not such holder has accepted this Plan.

                  6. The Compromise and Settlement entered into among the Debtors, the Unofficial Noteholders' Committee and the Bank Group Committee regarding (a) substantive consolidation, (b) the treatment of Intercompany Loans and Claims and (c) the Settlement Debtors Premium is hereby approved and as of the Effective Date shall be binding upon the Debtors, all their creditors, and all parties in interest whether or not such creditors have voted to accept or reject the Plan.

                  7. Pursuant to the Compromise and Settlement, the assets and liabilities of the Debtors shall be substantively consolidated for all purposes and the holders of Allowed General Unsecured Claims against the Settlement Debtors(1) shall receive the Settlement Debtors Premium (as defined in Section 1.125 of the Plan) on account of their Claims resulting in greater recoveries than such holders would otherwise receive if the Debtors' Estates were completely consolidated without qualification. Specifically, in addition to the Distribution provided in Sections 5.08(b) and 5.09(a) of the Plan, each holder of an Allowed General Unsecured Claim against the Settlement Debtors shall receive a Ratable Share of the Settlement Debtors Premium as set forth in
Section 5.08(c) of the Plan.

                  8. Pursuant to the Compromise and Settlement and as set forth in Section 6.09 of the Plan, the Intercompany Claims shall be deemed released, waived and discharged as of the Effective Date.

                  9. As these cases are consolidated for distribution purposes, each creditor that has Filed multiple proofs of claims in the Chapter 11 Cases against multiple Debtors in the same amount and classification shall be deemed to have Filed just one proof of claim in the Chapter 11 Cases. Accordingly, Donlin Recano, as Court-appointed claims agent, is directed to expunge all multiple proofs of claims from the Claims Register maintained in the Chapter 11 Cases without further action by the Debtors, the Liquidating Trustee or the Plan Administrator, or Order of the Court, except for one proof of claim for each such creditor which shall remain on the Claims Register. In the event that a creditor has Filed multiple proofs of claims in the same amount and classification, including one or more against a Settlement Debtor, the proof of claim that shall remain on the Claims Register for each such creditor shall be the proof of claim Filed against the

-------------
     (1) The Settlement Debtors consist of CMC and the Resource One Debtors.

Settlement Debtor. Notwithstanding anything herein to the contrary, the Debtors or the Plan Administrator, as the case may be, shall retain the right to file objections to any Disputed Claim pursuant to Section 6.05(c) of the Plan.

                  10. The Liquidating Trust Agreement and the Plan Administration Agreement substantially in the form set forth as Exhibits A and B to the Plan, respectively, which form is acceptable to each of the Unofficial Committees, are each hereby approved and are each effective as of the Effective Date.

                  11. Subject to the terms of the Plan, the Liquidating Trust Agreement and the Plan Administration Agreement, the Debtors, the Liquidating Trustee, the Liquidating Trustee Committee, the Plan Administrator and the Plan Administration Committee are duly and validly authorized to issue, execute, deliver, file or record any and all documents necessary to implement the Plan, and to take any action reasonably necessary or appropriate to implement the Plan, in accordance with its terms.

                  12. On the Effective Date, and in accordance with Section 6.01 of the Plan, which is incorporated herein by reference as if set forth herein in extenso, the Debtors shall transfer to the Liquidating Trust any and all of the Debtors' right, title and interest in all of the Trust Assets including, among other things, Cash (less any Cash transferred to the Disputed Claims Reserve Trust as required by Section 6.04 of the Plan), any Distributed ESRs, Causes of Action and the stock of the Surviving Special Purpose Entities, free and clear of any Lien, Claim or Interest in such property of any other Person or entity except as provided under the Plan. Title to all Trust Assets shall vest in the Liquidating Trust on the Effective Date. The Liquidating Trustee and Liquidating Trust Committee shall administer the Liquidating Trust and the Liquidating Trustee shall be deemed the Estate's representative in accordance with Section 1123 of the Bankruptcy Code. The Liquidating Trustee shall have all the powers, authority and responsibilities specified in the Liquidating Trust Agreement, and consistent with the purposes of the Liquidating Trust and subject to the limitations of the Liquidating Trust Agreement, shall be deemed to be and shall have all the duties, powers, and rights of a trustee under Sections 704 and 1106 of the Bankruptcy Code, including, without limitation, commencing, prosecuting or settling Causes of Action, enforcing contracts, and asserting claims, defenses, offsets and privileges.

                  13. On the Effective Date, and as set forth in Section 6.04 of the Plan, which is incorporated herein by reference as if set forth herein in extenso, after making all Distributions required to be made on the Effective Date, the Debtors shall execute the Plan Administration Agreement and establish the Disputed Claims Reserve Trust, which shall be funded by Liquidating Trust Units and Cash in an amount to be determined by the Liquidating Trustee, Plan Administrator and the Unofficial Committees' respective financial advisors, with the advice of the Debtors. The Plan Administrator and the Plan Administration Committee shall have powers, authority and responsibilities as set forth in the Plan Administration Agreement. The Plan Administrator, under the direction of the Plan Administration Committee, shall (i) hold and administer the Disputed Claims Reserve Trust, (ii) object to, settle or otherwise resolve Disputed Claims, (iii) make Distributions to holders of Disputed Claims that subsequently become Allowed Claims in accordance with the Plan, (iv) make Distributions of the Settlement Debtors Premium (less the Settlement Debtors Premium Initial Distribution) to holders of General Unsecured Claims against the Settlement Debtors in accordance with the Plan,

(v) distribute any remaining assets of the Disputed Claims Reserve Trust, after resolving all Disputed Claims, to holders of Liquidating Trust Units for Ratable distribution and (vi) wind up the remaining affairs of and dissolve the Debtors. Any Distributions held in the Disputed Claims Reserve Trust for the benefit of a holder of a Disputed Claim, which is subsequently Disallowed, in whole or in part, shall be distributed in accordance with the Plan. The Plan Administrator shall act as the authorized signatory to execute on behalf of each Debtor and any Affiliate any and all documents necessary to accomplish such dissolution

                  14. As set forth in Section 6.12 of the Plan, as of the Effective Date, the Old Common Stock of the Debtors shall be canceled and retired and no consideration shall be paid or delivered with respect thereto.

                  15. As set forth in Section 6.13 of the Plan, on the Effective Date, except as otherwise provided for in the Plan, the Senior Notes and any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors shall be deemed canceled and of no further force or effect without any further action on the part of the Bankruptcy Court, or any Person including, but not limited to, governmental agencies. The holders of such canceled Senior Notes and Instruments shall have no claims against the Debtors for payment of such Senior Notes or Instruments, except for the rights provided pursuant to the Plan, including, without limitation, the rights provided for pursuant to Section 5.07(b) of the Plan. The Senior Notes shall be surrendered in accordance with Section 6.13 of the Plan. Each indenture or other agreement that governs the rights of the holder of a Claim and that is administered by any indenture trustee, an agent or a servicer, shall continue in effect solely for the purposes of (a) allowing such indenture trustee, agent or servicer to make Distributions on account of such Claims under the Plan, (b) permitting such indenture trustee, agent or servicer to maintain any rights or liens it may have for fees, costs, expenses and indemnification under such indenture or other agreement and to be paid or reimbursed for such prepetition and postpetition fees, costs, expenses and indemnification only from the Distributions (until payment in full of such fees, costs, expenses or indemnification) that are governed by the respective indenture or other agreement in accordance with the provisions of the Plan; provided, however, that the foregoing shall not affect the discharge of the Debtors' liabilities with respect to such indentures or other Instruments under the Plan or this Confirmation Order or result in any expense or liability to the Debtors or the Liquidating Trust. Nothing herein or in the Plan shall constitute a waiver or affect the ability of holders of Senior Notes or other Instruments to assert claims on account of the Senior Notes or other Instruments against third parties.

                  16. As set forth in Section 7.04 of the Plan, on the Effective Date, pursuant to Section 1123 of the Bankruptcy Code, the Liquidating Trustee shall have possession and control over the Trust Assets, and shall, pursuant to the Liquidating Trust Agreement, retain and have the right to enforce any and all present or future rights, claims or Causes of Action, against any Person and with respect to any rights of the Debtors that arose before or after the Petition Date, including, but not limited to, rights, claims and Causes of Action. All present or future rights, claims or Causes of Action against any Person that existed prior to the Effective Date are preserved and are transferred to the Liquidating Trust, including, without limitation, such claims, rights or Causes of Action identified in the Disclosure Statement. Subject to the requirements of the Liquidating Trust Agreement, the Liquidating Trustee may pursue, abandon, settle or release any or all such claims, rights or Causes of Action, as it deems appropriate. In pursuing any claim, right or Cause of Action, the Liquidating Trustee, as a representative of the Estates, shall be entitled to the extensions provided under Section 108 of the Bankruptcy Code.

                  17. As set forth in Section 7.05(a) of the Plan, except as otherwise provided in the Plan or this Confirmation Order, and subject to
Section 1141(d)(1) of the Bankruptcy Code, when the Confirmation Order becomes a Final Order, the Plan and the Confirmation Order shall discharge, effective as of the Effective Date, all debts of, Claims against, Liens on, and Interests in each of the Debtors, their assets, or properties, which debts, Claims, Liens, and Interests arose at any time before the entry of the Confirmation Order. The discharge of the Debtors shall be effective as to each Claim or Interest, regardless of whether a proof of Claim or Interest therefor was filed, whether the Claim is an Allowed Claim, or whether the holder thereof votes to accept the Plan. On the Effective Date, as to every discharged Claim and Interest, any holder of such Claim or Interest shall be precluded from asserting against any Debtor formerly obligated with respect to such Claim or Interest, or against such Debtor's assets or properties, any other or further Claim or Interest based upon any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the Confirmation Date.

                  18. As set forth in Section 7.05(b) of the Plan, except as otherwise provided in the Plan or Confirmation Order, as of the Effective Date, all entities that hold a Claim that is discharged pursuant to Section 7.05(a) of the Plan or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan, are permanently enjoined from taking any of the following actions on account of any such discharged Claims or terminated Interests or rights: (1) commencing or continuing in any manner any action or other proceeding against the Debtors, the Liquidating Trust or the Disputed Claims Reserve Trust or their respective Trust Assets or other property; (2) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, the Liquidating Trust or the Disputed Claims Reserve Trust or their respective Trust Assets or other property; (3) creating, perfecting or enforcing any Lien or encumbrance against the Debtors, the Liquidating Trust or the Disputed Claims Reserve Trust or their respective Trust Assets or other property; (4) asserting a setoff, right of subrogation or recoupment of any kind against any obligation due to the Debtors, the Liquidating Trust, or the Disputed Claims Reserve Trust or their respective Trust Assets or other property; and (5) commencing or continuing any action that does not comply with or is inconsistent with the Plan.

                  19. As set forth in Section 7.05(c) of the Plan, unless a particular Secured Claim is Reinstated or the holder thereof receives a return of its Collateral in respect of such Claim under the Plan: (i) each holder of:
(A) a Secured Claim; and/or (B) a Claim that is purportedly secured, shall on or immediately before the Effective Date: (x) turn over and release to the Liquidating Trust any and all property that secures or purportedly secures such Claim; and (y) execute such documents and instruments as the Debtors or the Liquidating Trust requires to evidence such claimant's release of such property; and (ii) on the Effective Date, all claims, right, title and interest in such property shall revert to the Liquidating Trust, free and clear of all Claims and Interests, including (without limitation) Liens, charges, pledges, encumbrances and/or security interests of any kind. No Distribution hereunder shall be made to or on behalf of any holder of such Claim unless and until such holder executes and delivers to the Debtors or the Liquidating Trust such release of Liens. Any such holder that fails to execute and deliver such release of Liens within 180 days of the Effective Date shall be deemed to have no further Claim and shall not participate in any Distribution under the Plan. Notwithstanding the immediately preceding sentence, any holder of a Disputed Claim shall not be required to execute and deliver such release of Liens until the time such Claim is Allowed or Disallowed.

                  20. As set forth in Section 7.05(d) of the Plan, on and after the Effective Date, for cause shown, (a) all Persons other than the Liquidating Trustee will be permanently enjoined from commencing or continuing in any manner any action or proceeding (whether directly, indirectly, derivatively or otherwise) on account of, or respecting any, Claim, debt, right or Cause of Action that the Liquidating Trust retains sole and exclusive authority to pursue, in accordance with the Plan and the Liquidating Trust Agreement, and (b) all Persons other than the Liquidating Trustee will be permanently enjoined from commencing or continuing in any manner any action or proceeding (whether directly, indirectly, derivatively or otherwise) on account of or respecting any Causes of Action.

                  21. The provisions of the Plan or this Confirmation Order shall not diminish or impair in any manner the enforceability and coverage of any insurance policies that may cover Claims against the Debtors or any other Person including, without limitation, the D&O Insurance.

                  22. As of the Effective Date, all executory contracts and unexpired leases of each Debtor shall be deemed rejected by such Debtor pursuant to the provisions of Section 365 of the Bankruptcy Code, except: (a) any executory contract or unexpired lease that has been or is the subject of a motion to assume or assume and assign filed pursuant to Section 365 of the Bankruptcy Code by any of the Debtors before the Effective Date; (b) any executory contract or unexpired lease listed in the "Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases" Filed by the Debtors as Exhibit E to the Plan, including, without limitation, the agreements referenced in paragraph 24 hereof; (c) any executory contract or unexpired lease assumed or assumed and assigned pursuant to the provisions of the Plan; (d) any agreement, obligation, security interest, transaction or similar undertaking that the relevant Debtor believes is not executory or is not a lease, and which is later determined by the Court to be an executory contract or unexpired lease that is subject to assumption or rejection under Section 365 of the Bankruptcy Code. Notwithstanding the preceding sentence, upon agreement of the Debtors, American General Finance, Inc. ("AGFI") and American General Finance Corporation ("AGFC"), the rejection of each of (i) the Loan Participation and Servicing Agreement among CFN, CMC and AGFC, dated as of September 26, 1996, (ii) the Mortgage Loan Purchase Agreement among CFN, CMC, AGFI, dated as of January 21, 1999, and (iii) the Commitment Agreement among CFN, CMC and AGFI, dated as of January 29, 1999, shall occur no earlier than 30 days from the date of the entry of the Confirmation Order, unless extended by Court Order provided, however, that the Debtors or the Liquidating Trustee, as the case may be, shall have the discretion to reject the Am Gen Agreements prior to the expiration of such 30 days upon written notification to Am Gen with rejection effective upon mailing of such notification.

                  23. At the election of the relevant Debtor or the Liquidating Trustee, as the case may be, and as set forth in Section 8.02 of the Plan, any monetary defaults under each executory contract and unexpired lease to be assumed under the Plan shall be satisfied pursuant to Section 365(b)(1) of the Bankruptcy Code, in one of the following ways: (a) by payment of the default amount in Cash on the Effective Date; or (b) on such other terms as agreed to by the parties to such executory contract or unexpired lease. In the event of a dispute regarding: (i) the amount of any cure payments; (ii) the ability of the Debtor that is a party thereto to provide adequate assurance of future performance under the contract or lease to be assumed; or (iii) any other matter pertaining to assumption, then the cure payments required by Section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving assumption.

                  24. Pursuant to the Plan and this Confirmation Order, the Debtors hereby assume (i) that certain retainer agreement, dated October 18, 1999, by and between CFN and Akin, Gump, Strauss, Hauer & Feld, L.L.P. ("Akin, Gump") and (ii) that certain retainer agreement, dated October 19, 1999, by and between CFN and Houlihan Lokey Howard & Zukin ("Houlihan"). The Debtors' assumption of such retainer agreements shall be for the sole purpose of paying the Unofficial Noteholders' Committee Fees on the Effective Date in accordance with Section 5.07(c) of the Plan. Other than the unpaid fees and expenses accruing from the Petition Date through the Effective Date, of each of Akin, Gump and Houlihan under each respective retainer agreement, no defaults exist under each of the retainer agreements. The Debtors' assumption of the Akin, Gump and Houlihan retainer agreements shall not result in any expense or liability to the Debtors or the Liquidating Trust or result in any continuing obligation of the Liquidating Trust to each of Akin, Gump and Houlihan arising out of their respective retainer agreements, except for the payment of the Unofficial Noteholders Committee Fees as provided in Section 5.07(c) of the Plan.

                  25. As set forth in Section 8.03 of the Plan, if the rejection by any Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease, results in a Claim, then such Claim shall be forever barred and shall not be enforceable against such Debtor or the Liquidating Trust or the properties of either of them unless a proof of claim is filed with the clerk of the Bankruptcy Court and served upon counsel to the Debtors, the Liquidating Trustee and the Plan Administrator on or before the earlier of (i) the later of the applicable Bar Date or within thirty (30) days after the date of notice of entry of an order of the Court authorizing such rejection including this Confirmation Order, (ii) thirty (30) days after such rejection becomes effective if such rejection occurred by reason of expiration of a time period fixed by the Court, or (iii) such other period set by the Court.

                  26. Except as provided in Section 11.03(b) of the Plan for Administrative Claims of Professionals requesting compensation or reimbursement of expenses and in Section 11.03(c) of the Plan for liabilities incurred by a Debtor in the ordinary course of its business, requests for payment of Administrative Claims must be Filed no later than 30 days after the notice of entry of this Confirmation Order. Holders of such Administrative Claims who are required to File a request for payment of such

Claims and who do not File such requests by the applicable Bar Date, shall be forever barred from asserting such Claims against the Debtors, the Liquidating Trust or their respective property.

                  27. Unless otherwise ordered by the Court, and as set forth in
Section 11.03(b) of the Plan, all Professionals or other entities requesting compensation or reimbursement of expenses pursuant to Sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered before the Confirmation Date (including compensation requested by any Professional or other entity for making a substantial contribution in the Chapter 11 Cases but excluding professionals retained pursuant to the Ordinary Course Professionals Orders and the Transition Team) shall File (with a courtesy copy to Judge Gonzalez's chambers) an application for final allowance of compensation and reimbursement of expenses no later than 45 days after the Confirmation Date and serve such application upon: (a) Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019 (Attn: Richard S. Miller, Esq.), counsel for the Debtors, (b) Togut, Segal & Segal LLP, One Penn Plaza, Suite 3335, New York, New York 10119 (Attn: Albert Togut, Esq.), counsel for the Debtors, (c) Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 (Attn: Marvin
E. Jacob, Esq.), counsel for the Bank Group Committee, (d) Akin, Gump, Strauss, Hauer & Feld, L.L.P, 590 Madison Avenue, New York, New York 10022 (Attn: Daniel Golden, Esq.), counsel for the Unofficial Noteholders' Committee, and (e) the Office of the United States Trustee, 33 Whitehall Street, 21st Floor, New York, New York 10004 (Attn: Greg M. Zipes, Esq.). Objections to final applications of Professionals or other entities for compensation or reimbursement of expenses must be Filed no later than 75 days after the Confirmation Date. All compensation and reimbursement of expenses allowed by the Bankruptcy Court and not previously paid by the Debtors shall be paid by the Liquidating Trustee to the applicable Professional immediately thereafter from the reserve established pursuant to Section 11.03(b) of the Plan, and as directed by this Confirmation Order, by the Debtors or the Liquidating Trustee, as the case may be, for the purpose of paying any such unpaid fees and expenses of such Professionals.

                  28. Payment obligations incurred after the date and time of entry of the Confirmation Order, including, without limitation, the reasonable fees and expenses of Professionals incurred from the Confirmation Date shall not be subject to application or proof of claim and may be paid by the Debtors or the Liquidating Trustee, as the case may be, in the ordinary course of business and without further Bankruptcy Court approval.

                  29. The Liquidating Trustee shall be authorized to pay, from Available Cash, all fees and expenses of the Transition Team during the Transition Period without Court Order.

                  30. As set forth in Section 11.03(c) of the Plan, holders of Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of business, including, without limitation, professionals retained pursuant to the Ordinary Course Professionals Orders, shall not be required to File any request for payment of such Claims. Such Administrative Claims shall be assumed and paid by the Liquidating Trust pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Claim, without any further action by the holders of such Claims or the Court. For the purposes of Section 11.03(c) of the Plan, ordinary course liabilities shall not include any claims or obligations arising out of or relating to the sale of loans or related contracts after the Petition Date.

                  31. All fees payable pursuant to Section 1930 of title 28 of the United States Code, as determined by the Court on the Confirmation Date, shall be paid on the Effective Date. Any statutory fees accruing after the Confirmation Date shall be paid in accordance with Section 4.03 of the Plan.

                  32. Upon the Effective Date, the Unofficial Noteholders' Committee Fees and the Bank Group Committees Fees shall be paid by the Debtors to the extent such fees have not been paid by the respective members of such committees. The aggregate amount of Class 5 Cash otherwise distributable to the holders of Allowed Senior Notes Claims and Allowed Bank Group Claims in accordance with Section 5.07(b) of the Plan shall be reduced, in an amount equal to the Unofficial Noteholders' Committee Fees and Bank Group Committee Fees, respectively. After the Effective Date, the fees and expenses of the Unofficial Committees in furtherance of implementation or effectuation of the Plan shall be paid by Liquidating Trust.

                  33. (a) Pursuant to Section 1146(c) of the Bankruptcy Code, the assignment or surrender of any lease or sublease, or the delivery, making, filing, or recording of any deed or other instrument of transfer, or the issuance, transfer, or exchange of any security, including, without limitation, the Liquidating Trust Units, under, in furtherance of, or in connection with the Plan, whether arising prior or subsequent to the Confirmation Date, including any deeds, bills of sale or assignments executed in connection with any disposition of assets contemplated by the Plan shall not be subject to any stamp, real estate transfer, mortgage, recording or other similar tax, including, but not limited to, any transfers of assets to the Liquidating Trust or Disputed Claims Reserve Trust on or shortly after the Effective Date by the Debtors, holders of Allowed Claims, the Liquidating Trustee or the Plan Administrator.

                  (b) All filing or recording officers wherever located and by whomever appointed, are hereby directed to accept for filing or recording, and to file or record immediately upon presentation thereof, the assignment or surrender of any lease or sublease, or the delivery, making, filing, or recording of any deed or other instrument of transfer, or the issuance, transfer, or exchange of any security, including, without limitation, the Liquidating Trust Units, under, in furtherance of, or in connection with the Plan, whether arising prior or subsequent to the Confirmation Date, including without limitation, all deeds, bills of sale, mortgages, leasehold mortgages, deeds of trust, leasehold deeds of trust, memoranda of lease, notices of lease, assignments, leasehold assignments, security agreements, financing statements, and other instruments of absolute or collateral transfer required by, or deemed necessary or desirable by the Debtors, the Liquidating Trustee or Plan Administrator, with respect to any of the transactions contemplated in the Plan, without payment of any stamp, real estate transfer, mortgage, recording or other similar tax imposed by federal, state, or local law.

                  34. Pursuant to Section 1145 of the Bankruptcy Code, the issuance of Liquidating Trust Units under the Plan shall be exempt from registration under the Securities Act of 1933 and applicable state and local laws requiring registration of securities. If the Liquidating Trustee determines, with the advice of counsel, that the Liquidating Trust is required to comply with the registration and reporting requirements of the Securities and Exchange Act of 1934, as amended, or the Investment Company Act of 1940, as amended, then the Liquidating Trustee shall take any and all actions to comply with such reporting requirements and file necessary periodic reports with the Securities and Exchange Commission.

                  35. None of the Debtors, the Bank Group Committee, the Indenture Trustee, the Unofficial Noteholders' Committee (including the present and former members), their respective officers and directors, employees, agents (acting in such capacity), representatives nor any professional employed by any of them (collectively, the "Affected Parties") shall have or incur any liability to any Person or entity for any action taken or omitted to be taken in connection with or related to (i) the formulation, preparation, dissemination, implementation, confirmation, or consummation of the Plan, the Disclosure Statement, or any contract, release, or other agreement or document created or entered into, or any other action taken or omitted to be taken in connection with the Plan, and (ii) actions taken or omitted to be taken in connection with the Chapter 11 Cases or the operations or administration of the Debtors during the Chapter 11 Cases that arose out of or relate to the period from the Petition Date through the Effective Date. Notwithstanding anything in this paragraph and in Section 11.07 of the Plan to the contrary, the provisions of this paragraph and Section 11.07 shall (i) not limit in any way whatsoever the liability of any Person or entity that would otherwise result from any action or omission to the extent that such action or omission is determined in a Final Order to have constituted gross negligence, willful misconduct, or breach of fiduciary duty;
(ii) be of no force or effect as to the Liquidating Trustee, including, without limitation, his power and authority to investigate, commence and prosecute Causes of Action, if any, against any of the Affected Parties and no Affected Party shall be entitled to rely upon or assert this paragraph and Section 11.07 of the Plan as a defense to any such Causes of Action brought by the Liquidating Trustee; and (iii) not affect the rights of any party in interest pursuant to Section 11.03(b) of the Plan. If this paragraph or Section 11.07 of the Plan is deemed in any way to limit, impair, or constitute a defense to any such Causes of Action brought by the Liquidating Trustee, such portion or all of this paragraph or Section 11.07 shall be deemed null and void and of no force and effect.

                  36. Notwithstanding confirmation of the Plan or occurrence of the Effective Date, the Court shall retain jurisdiction for all purposes permitted under applicable law, including, without limitation, the following purposes:

                        a) Determination of the allowability of Claims upon
            objection to such Claims by Debtors or the Plan Administrator, as the case may be, and the validity, extent, priority and nonavoidability of consensual and nonconsensual Liens and other encumbrances;

                        b) Determination of tax liability pursuant to Section
            505 of the Bankruptcy Code;

                        c) Approval, pursuant to Section 365 of the Bankruptcy
            Code, of all matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease of any of the Debtors;

                        d) Determination of requests for payment of
            administrative expenses entitled to priority under Section 507(a)(1) of the Bankruptcy Code, including compensation of parties entitled thereto under Section 330 of the Bankruptcy Code;

                        e) Resolution of controversies and disputes regarding
            the interpretation of the Plan;

                        f) Implementation of the provisions of the Plan and
            entry of Orders in aid of confirmation and consummation of the Plan, including, without limitation, appropriate Orders protecting the Liquidating Trust, as successor to the Debtors, and the Estates from actions by creditors and/or Interest holders of the Debtors or any of them, ensuring Distributions to holders of Allowed Claims and resolving disputes and controversies regarding property of the Estates, the Liquidating Trust, the Disputed Claims Reserve Trust or powers of the Liquidating Trustee and the Plan Administrator;

                        g) Modification of (i) the Plan pursuant to Section 1127
            of the Bankruptcy Code and (ii) the Liquidating Trust Agreement and the Plan Administration Agreement;

                        h) Issue orders, if appropriate, as requested by the
            Liquidating Trustee or Plan Administrator under, and subject to, the provisions of Bankruptcy Rule 2004;

                        i) Adjudication of any Causes of Action; and

                        j) Entry of a Final Order closing the Chapter 11 Cases.

                  37. To the extent the Confirmation Order and/or the Plan is inconsistent with the Disclosure Statement, any other agreement entered into between or among any Debtor(s), or any of them and any third party (but excluding the Liquidating Trustee Trust Agreement and the Plan Administration Agreement), the Plan shall control the Disclosure Statement and any such agreements and the Confirmation Order (and any other orders of the Court) controls the Plan.

                  38. The principal purpose of the Liquidating Trust Agreement and the Plan Administration Agreement is to aid in the implementation of the Plan and therefore the Plan incorporates the provisions of the Liquidating Trust Agreement and the Plan Administration Agreement. To that end, the Liquidating Trustee and the Plan Administrator, as the case may be, shall have the full power and authority to take any action consistent with the purpose and provisions of the Plan, and to seek any Orders from the Bankruptcy Court in furtherance of the implementation of the Plan, the Liquidating Trust Agreement and the Plan Administration Agreement, as the case may be. If any provision of the Liquidating Trust Agreement or the Plan Administration Agreement are found to be inconsistent with the provisions of the Plan, the provisions of the Liquidating Trust Agreement or the Plan Administration Agreement, as the case may be, shall control.

                  39. After the entry of the Confirmation Order, the Debtors may modify the Plan, with the consent of each of the Unofficial Committees, to remedy any defect or omission or to reconcile any inconsistencies in the Plan or in the Confirmation Order, as may be necessary to carry out the purposes and effects of the Plan, provided that: (i) the Debtors obtain approval of the Bankruptcy Court for such modification, after notice and a hearing; and (ii) such modification shall not materially and adversely affect the interests, rights, treatment, or Distributions of any Class under the Plan.

                  40. After the Confirmation Date and before the Effective Date of the Plan, the Debtors may modify the Plan, with the consent of each of the Unofficial Committees, in a way that materially or adversely affects the interests, rights, treatment, or Distributions of a class of Claims or Interests provided that: (i) the Plan, as modified, meets applicable Bankruptcy Code requirements; (ii) the Debtors obtain Bankruptcy Court approval for such modification, after notice and a hearing; (iii) such modification is accepted by at least two-thirds in amount, and more than one-half in number, of Allowed Claims voting in each class affected by such modification; and (iv) the Debtors comply with Section 1125 of the Bankruptcy Code with respect to the Plan as modified.

                  41. This Confirmation Order is and shall be deemed to be a separate Confirmation Order with respect to each of the Debtors for all purposes. The Clerk of the Bankruptcy Court is directed to file and docket this Confirmation Order in the Chapter 11 Case of each of the Debtors.

                  42. The failure specifically to include or reference any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Plan be confirmed in its entirety.

                  43. Any interested Person who provides the Liquidating Trustee with written notice of their request to receive notice of Liquidating Trust activities shall be included on the Special Notice List maintained by the Liquidating Trustee for such purposes. In addition to the notice provided to the Special Notice List, the Liquidating Trustee shall also be authorized to establish, as soon as reasonably practicable, and maintain a web site for the purpose of providing notice of Liquidating Trust activities. Subject to providing notice to the Special Notice List, the posting of such Liquidating Trust activities on the web site shall be in lieu of providing actual notice to holders of Liquidating Trust Units.

                  44. The Debtors or their authorized agent shall serve notice of (a) entry of this Confirmation Order, (b) notice of the last date to file (i) Administrative Claims and (ii) Claims arising from the rejection of executory contracts and unexpired leases, (c) notice of assumption and proposed cure amount relating to executory contracts and unexpired leases to be assumed under to the Plan, and (d) notice of the establishment of the Special Notice List, substantially in the form attached hereto as Exhibit B, which form is hereby approved, as provided in Bankruptcy Rule 2002(f)(7), to all creditors of the Debtors as of the date hereof and other parties in interest within ten (10) Business Days from the date of entry of this Confirmation Order.

Dated:     New York, New York
           December 19, 2000


                                          /s/ Arthur J. Gonzalez
                                      ----------------------------------
                                      UNITED STATES BANKRUPTCY JUDGE